EXHIBIT 99.1

Scott V. Fainor - Prepared Remarks
Annual Meeting of Shareholders
April 22, 2014

[SLIDE (#1) - Remarks, Scott Fainor]

Thank you, Tom [Beaver, Chairman].
Good morning, and welcome to everyone!

I’m joined today by National Penn’s Executive Officers - on the stage, Mike Hughes, Sandy Bodnyk and Andy Ellsworth, and in the audience, Dave Kennedy and Sean Kehoe. These are the members of my Office of the President.

[SLIDE (#2) - 2013 Highlights and Vision]

Building Long-term Shareholder Value

I am pleased to report that 2013 was another year of significant accomplishments for National Penn. Strong earnings, improved asset quality, commercial loan growth, consistent dividends, and the execution of our strategic objectives continue to position National Penn for growth in a changing industry.

In 2013, we achieved a strong adjusted return on average assets of 1.18% and an adjusted net income of $98.1 million, or $0.67 per diluted share. The consistency of our earnings can be attributed to our focus on asset quality, our efforts to maintain a stable net interest margin, and our disciplined expense management.

This management team is focused on executing a solid strategic plan to build long-term shareholder value and we continue to deliver on this objective. National Penn has:

•	the strength of the franchise,

•	balance sheet strength,

•	solid and consistent financial performance,

•	balance sheet management opportunities,

•	capital management opportunities,

•	which will create our total return to shareholders,

[SLIDE (#3) - Consistent Returns of Capital]

Dividend/Stock Repurchase

At National Penn, we continually execute our capital management strategy to return capital to our shareholders, and 2013 was a year of strong returns to you.

•	National Penn maintained an attractive dividend yield and a strong dividend payout ratio of 59%.

[SLIDE (#4) - Warburg Pincus Share Repurchase]

•	We also announced a 5% common share repurchase plan under which we repurchased 7 million common shares in January 2014.

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[SLIDE (#5) - Strong Capital Position]

•	And lastly, we maintained a strong capital position with a Tier 1 common ratio of 14.23% and total risk-based capital ratio of 16.72%.

•

•	National Penn executed our capital management strategy resulting in another year of solid returns.

Achieved Big Four Strategic Objectives - Critical Issues for Success

I am also very pleased to share that we kept our pledge to you to meet our Big Four Strategic Objectives in 2013. We achieved everything we told you last year we would, and our positive momentum continues in 2014!

Here are the highlights:

[SLIDE (#6) - Earnings Per Share]

Objective #1 - Grow revenue and the core earnings power of the franchise.

•	Our adjusted earnings per share were $0.67 in 2013 when compared to $0.66 in 2012.

•	Our adjusted return on average assets increased to 1.18% in 2013 compared to 1.17% in 2012.

•	This is top tier performance among our peer group.

[SLIDE (#7) - Net Interest Margin]

•	Despite continued low interest rates and sluggish economic conditions, our net interest margin remained stable at 3.51% in 2013 as compared to 3.50% in 2012.

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The restructuring of longer term debt in the first quarter of 2013 and continued focus on deposit pricing resulted in the cost of interest bearing liabilities declining to 0.59% for 2013 from 1.00% for 2012.

[SLIDE (#8) - Disciplined Loan Growth]

•	This reduction in interest expense, coupled with commercial loan growth of 3.5% for the year, offset the impact of lower asset yields due to the current interest rate environment.

[SLIDE (#9) - Non-Interest Income]

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The work of our Insurance, Investment and Trust professionals reflects our commitment to servicing the broad needs of our customers. Fee income from our Wealth Management team increased to $27.3 million in 2013 as compared to $24.6 during 2012.

[SLIDE (#10) - Strong Asset Quality]

Objective #2 - Utilize the strength of the balance sheet.

•	National Penn continues to distinguish itself with a focus on credit quality, as evidenced by a decline of approximately $70 million, or 27%, in classified loans during 2013.

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•
Non-performing loans were 0.99% of total loans at December 31, 2013, and we continued to experience a decrease in net charge-offs, as net charge-offs were $19.8 million for the year, compared to $23.7 million in 2012.

•

•
Our strong asset quality supported a reduction in the provision for loan losses from $8 million in 2012 to $5.3 million in 2013. At December 31, 2013, the allowance for loan losses was 183% of non-performing loans and 1.81% of total loans, comparing very favorably to our peers.

[SLIDE (#11) - Expense Management]

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In 2013, we continued our focus on managing our operating expenses, as shown by an operating expense growth rate of less than 1% when comparing 2013 to 2012. At the end of 2013, we announced plans to further position our Company for efficiency by consolidating nine branch locations and certain administrative facilities.

[SLIDE (#12) - Risk Management Culture]

Objective #3 - Sustain a strong and balanced risk management culture.

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National Penn’s superior asset quality is proof of our strong and balanced risk management culture. We have a comprehensive risk appetite statement, and we have worked hard to ensure a balance between sound enterprise risk management and an unwavering focus on the customer and disciplined growth.

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The industry is going to continue to challenge us with new and changing regulations. These regulations will present National Penn with opportunities to proactively deal with changes in the regulatory environment. We are ready for the challenge.

[SLIDE (#13) - Strategic M&A Considerations]

Objective # 4 - Pursue accretive acquisitions.

•	Acquisitions are and will continue to remain an important part of our growth strategy.

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Last Tuesday you may have read or heard, that after National Penn was initially named the winning bidder for 1st Mariner Bank in Baltimore, Maryland, we withdrew our bid after the U.S. Bankruptcy Court decided to re-open the auction.

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As we’ve said before one of National Penn’s key strategic objectives is to participate in the consolidation of the industry. We have taken a very disciplined approach when weighing our opportunities for growth, to ensure that any acquisition we make enhances the franchise and shareholder value. As the process to purchase 1st Mariner unfolded, we made the difficult decision to withdraw when the transaction no longer met our financial thresholds.

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We remain well-positioned for growth and we will continue to seek out and evaluate merger opportunities, and we will participate in the consolidation of the industry in a disciplined manner. With our strong capital position and franchise fundamentals, I believe National Penn is the acquirer of choice.

[SLIDE (#14) - Map & Allentown/RABC photos]

Relocation Plan/Collaboration

Another goal National Penn will soon achieve is the fulfillment of our corporate relocation plan. In October 2012, we announced a forward-looking plan involving a number of strategic moves. The plan was designed to:

•	increase employee collaboration,

•	enhance customer service,

•	increase efficiencies by reducing the overall number of buildings we occupy,

•	and maintain our strong focus on growing the franchise.

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Under the plan, National Penn expanded its presence in two key areas in 2013. We opened a full-service business center in the Lancaster Region and also a full-service business center and retail banking branch in downtown Philadelphia. These two offices are providing National Penn customers with a full range of banking, insurance, investment and trust services.

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As of January 2014, National Penn’s new Reading Area Business Center in Spring Township, Berks County, is fully occupied, housing the Central Region business center, Wealth Management and other operational groups. Employee interaction and collaboration is already growing there.

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Finally, on March 1, 2014, National Penn moved into its new corporate headquarters in downtown Allentown. In addition to our corporate headquarters, this location houses the Northern Region business center, Wealth Management and other operational groups.

[SLIDE (#15) - 1Q 2014 Highlights]

Q1 2014 Earnings/Strategic Objectives for 2014

•	Now, let’s move forward in 2014:

•	National Penn reported a consistent performance resulting in quarterly net income of $0.16 per share

•	Return on average assets for the first quarter of 2014 was 1.09%.

•	Average loans increased $85.8 million or 6.6% on an annualized basis, driven by growth in commercial loans.

•	During the first quarter, National Penn continued to benefit from strong asset quality as non-performing assets decreased 6.7% and classified loans decreased 8.9% from the prior quarter.

•	We maintain our focus on growing all fee income categories throughout 2014 as they remain critical to our business model and franchise strength at National Penn.

•	Core operating expenses[1] remained stable in the quarter.

•	During the quarter, the strength of our balance sheet allowed us to consummate the repurchase of approximately five percent of our outstanding shares

•	As previously announced, National Penn’s Board of Directors declared a second quarter dividend of ten cents per common share to shareholders of record May 3, 2014, payable on May 16, 2014.

[SLIDE (#16) - Strength of Capital Ratios]

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The dividend declaration was supported by National Penn’s continued strong capital levels as the tier 1 common and tangible common equity to tangible assets ratios were 13.22% and 9.86%, respectively at March 31, 2014.

As we move further into 2014, we plan to build on our first-quarter achievements. We’re positioned for further success, despite the continued sluggish economy, a prolonged low interest rate environment, increased costs of new regulations, and increased competitive pressure from both smaller and larger financial institutions. National Penn will meet these challenges with a sense of urgency and accountability as we have done since 2010 and as we continue to deploy our 2014 strategic plan.

[SLIDE (#17) - 2014 Strategic Objectives]

This year’s plan is focused on the following Big Five Critical Issues for Success:

1.	Grow revenue and core earnings power of the franchise

2.	Grow revenue and profit contribution of wealth management and insurance

3.	Utilize strength of the balance sheet

4.	Sustain a strong and balanced risk management culture

5.	Pursue accretive acquisitions and/or other actions to effectively deploy capital

[SLIDE (#18) - Total Annual Return]

Our management team is committed to building long-term shareholder value and has established a track-record of delivering on the goals we set out to accomplish. When we say we are going to do something, we deliver!

[SLIDE (#19) - Building Long-term Shareholder Value]

Conclusion

With a year of such accomplishments, I want to thank:

•	our Board of Directors for their leadership and support;

•	our shareholders for your ongoing commitment to National Penn;

•	our customers for their business and loyalty

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and the more than 2,000 National Penn team members for their continuing efforts to achieve our Vision - National Penn will be the most highly regarded financial institution within the markets we serve!

Thank you!

# # #

Statement Regarding Non-GAAP Financial Measures:
This presentation, including the attached Financial Highlights and financial data tables, contains supplemental financial information determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”). National Penn’s management uses these non-GAAP measures in its analysis of National Penn’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the following non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of National Penn.

•Tangible common equity excludes goodwill and intangible assets and preferred equity. Banking and financial institution regulators also exclude goodwill and intangible assets from shareholders’ equity when assessing the capital adequacy of a financial institution. Tangible common equity provides a method to assess the Company’s tangible capital trends.

•Tangible book value expresses tangible common equity on a per share basis. Tangible book value provides a method to assess the level of tangible net assets on a per share basis.

•Adjusted net income and adjusted return on average assets exclude the effects of certain gains and losses, adjusted for taxes when applicable. Adjusted net income and adjusted return on average assets provide methods to assess earnings performance by excluding items that management believes are not comparable among the periods presented.

•Efficiency ratio expresses operating expenses as a percentage of fully-taxable equivalent net interest income plus non-interest income. Operating expenses exclude items from non-interest expense that management believes are not comparable among the periods presented. Non-interest income is also adjusted to exclude items that management believes are not comparable among the periods presented. Efficiency ratio is used as a method for management to assess its operating expense level and to compare to financial institutions of varying sizes.

Management believes the use of non-GAAP measures will help readers compare National Penn’s current results to those of prior periods as presented in the accompanying Financial Highlights and financial data tables.

Cautionary Statement Regarding Forward-Looking Information:
This presentation contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” ”could,” “plan,’’ “goal,” “potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: difficult conditions in the capital markets and the economy generally, regulatory requirements or other actions mandated by National Penn’s regulators, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate (including the Dodd-Frank Act and regulations adopted or to be adopted to implement that Act), delayed improvement in the credit quality of loans, the effect of credit risk exposure, the ability to strategically manage our capital position and to raise capital, allowance for loan losses may prove inadequate, variations in interest rates, unanticipated costs from our corporate relocation plan, the geographic concentration of National Penn’s operations, declines in the value of National Penn’s assets and the effect of any resulting impairment charges, competition for personnel and from other financial institutions, interruptions or breaches of National Penn’s security systems, the development and maintenance of National Penn’s information technology, potential dilution of National Penn’s shareholders, the ability of National Penn and its subsidiaries to pay dividends, severe weather and natural disasters, and the nature and frequency of litigation and other similar proceedings to which National Penn may be a party . These risks and others are described in greater detail in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.